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                                                                   EXHIBIT 10.16

                          EARN-OUT SETTLEMENT AGREEMENT


         THIS EARN-OUT SETTLEMENT AGREEMENT (the "Agreement") is entered into as of the 7th day of December, 1998, by and among MURDOCK COMMUNICATIONS CORPORATION ("Murdock"), MCC ACQUISITION CORP., a wholly owned subsidiary of Murdock ("MCCAC"), PRIORITY INTERNATIONAL COMMUNICATIONS, INC., a wholly owned subsidiary of MCCAC ("PIC"), PIC RESOURCES CORPORATION, a wholly owned subsidiary of MCCAC ("PICR"), WAYNE WRIGHT and BONNER HARDEGREE, ( together the "Shareholders") and ATN COMMUNICATIONS, INC. ("ATN") a wholly owned subsidiary of PICR.

                                    RECITALS

         A. Murdock, MCCAC, PIC, PICR, the Shareholders and ATN mutually desire to enter into this Agreement and hereby each acknowledge the receipt of good and valuable consideration therefor.

         B. A Stock Purchase Agreement dated as of August 22, 1997, as amended to date (the "PIC Agreement"), was entered into by and among MCCAC, PIC and the Shareholders.

         C. A Stock Purchase Agreement dated as of August 22, 1997, as amended to date (the "PICR Agreement"), was entered into by and between MCCAC, PICR, ATN and the Shareholders.

         D. That certain Letter Agreement dated October 29, 1997 addressed to the Shareholders of PICR and ATN (the "Letter Agreement") was executed and delivered by Murdock in conjunction with the execution of the PIC Agreement and the PICR Agreement.

         E. That certain Agreement dated May 21, 1998 (the "May 1998 Agreement") was executed and delivered by the parties hereto.

         F. The parties hereto desire to make certain additional agreements and to modify certain terms and conditions of the PIC Agreement, the PICR Agreement and the May 1998 Agreement all as expressly stated herein.

                                   AGREEMENTS

         In consideration of the recitals and the mutual agreements which follow, the parties agree:


         1. Termination of the May 1998 Agreement. The May 1998 Agreement is terminated and of no further force or effect.

         2. Settlement of Earn Out Right. In full and final settlement of the earn-out rights set forth in section 1.3 of the PICR Agreement, the Letter Agreement, as amended to the date of this Agreement and the May 1998 Agreement, (the "Earn-Out Rights"), upon execution of this Agreement, Murdock shall issue 2,300,000 shares of its voting common stock, (the "Shares") to the Shareholders. Additionally, Murdock shall undertake with Wayne Wright a deferred payment arrangement whereby, Wright shall receive $300,000.00 payable in 24 equal monthly




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installments commencing on the date of execution of the Agreement. Such payments shall be considered as part of the settlement of the Earn-Out Right. The Parties acknowledge that with respect to the issuance of the Shares, the Shareholders may designate certain other parties to receive Shares and Murdock agrees, subject to applicable securities laws, to comply with the written instructions, as executed by the Shareholders, to issue the Shares according to the directions of the Shareholders, such instructions to be delivered concurrently with the execution of this Agreement. In accordance with applicable securities laws, the stock certificates evidencing the Shares shall bear a standard restrictive legend indicating that the Shares were not registered under the securities laws and cannot be resold except pursuant to a registration statement or in a transaction exempt from federal and applicable state securities registration requirements. Upon receipt of the Shares, the Earn Out Rights shall expire and be of no further force or effect.

         3. Brokerage Fees. Murdock or the Subsidiaries shall be fully responsible for the costs associated with the defense and settlement of the McFarland/Grossman action seeking brokerage fees in connection with the PIC Agreement. Murdock acknowledges that a settlement providing for payment of a total of $ 120,000.00 to McFarland Grossman has been entered into and partially paid as of the date of this agreement.

         4. Release. The Shareholders are hereby released from any and all liabilities which have arisen or may arise in the future in connection with any and all representations, warranties or other assurances whether expressed or implied or any contingent liabilities, including indemnities, that were originally or subsequently accepted in connection with any of the Agreements, Amendments or Disclosures heretofore entered into by the parties or delivered by the Shareholders. It is the intent of the parties, that the execution and actions of this Agreement shall constitute full and final settlement and acceptance of all aspect of the agreements and undertaking of the parties, including indemnities, with respect to the PIC Agreement and the PICR Agreement as amended to the date hereof.

         5. Pay-off of Long-Term Notes. Upon execution of this Agreement, MCCAC shall pay in full the total outstanding balance on the Promissory Notes ("Long Term Notes") issued by MCCAC to each of Wayne Wright and Bonner Hardegree, both dated October 29, 1997 in the original principal amounts of $ 1,664,119.39 and $ 209,497.01 respectively. The parties acknowledge and agree that the total outstanding balance on these two promissory notes is $214,883.39 and $ 96,650.01 respectively. Any amounts of installments due and payable prior to the execution of this Agreement and any amounts that remain unpaid after the date of this Agreement and until paid, shall bear interest at the rate of 14.0% per anum, from the due date. Upon such payment of principal due and interest, if any, Messrs. Wright and Hardegree shall return the original promissory notes to MCCAC marked "Canceled" and "Paid in Full".

         6. Earn-Out Forecast. In connection with the settlement discussions evidenced by this Agreement, the Shareholders were asked to furnish certain information regarding forecast earnings and profits for PIC and PICR, such having been used as the basis for negotiations and agreement between the parties hereto. Murdock and MCCAC acknowledge that this forecast was prepared on a "best efforts" basis and the Shareholders make no representation other than that the forecast was prepared in good faith using reasonable forecast methods and based on the factual assumptions reasonably believed by the Shareholders to be accurate at the time. The Shareholders make no other representations or warranties with respect to the earn-out forecast.

         7. Release from Personal Guarantees. Murdock shall use its reasonable efforts to secure the release of the Shareholders from any personal liability they may have under any



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corporate obligations of Murdock or its Subsidiaries or under the loan agreements between Murdock and Compass Bank and Berthel Fisher & Co. Murdock agrees that in the absence of release from such personal liability, Mssr. Wright and Hardegree, shall be fully and completely indemnified by Murdock in connection with such personal liabilities.

         8. Employment and Consulting Agreements. Upon execution of this Agreement, PIC shall enter into (1) a two year consulting agreement with Wayne Wright for nominal compensation and (2) a three year employment agreement with Bonner Hardegree providing for annual compensation of $ 144,000.00 plus reasonable and customary benefits. Both agreements shall be guaranteed by Murdock and MCCAC and shall contain provision for incentive bonus and other performance incentive opportunities as approved by the MCC Board of Directors. The respective form of these agreements are (made a part of this Agreement and) attached hereto as exhibits "A" and "B".

         9. Registration Rights. Murdock agrees to file a registration statement registering the resale of all shares originally issued to the Shareholders and those shares issued in connection with this Agreement at a time reasonable in conjunction with the 1998 year end audit and financial reporting and to use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission as quickly as reasonably possible after such filing.

         10. Closing. The parties agree that the closing shall occur as soon as practicable following the date of this Agreement, but in no respect later than January 1, 1999. With respect to the shares being issued pursuant to this Agreement, the issue date of such shares shall be the same as the date of closing as herein stated.

         11. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Iowa without regard to conflicts of law principles. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. This Agreement may be amended or modified in whole or in part, only by duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. this Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.


                             MCC ACQUISITION CORP.

                             BY/s/ Thomas E. Chaplin
                               -------------------------------------------------
                                    Thomas E. Chaplin,
                                    Chief Executive Officer

                             MURDOCK COMMUNICATIONS
                             CORPORATION

                             BY/s/ Thomas E. Chaplin
                               -------------------------------------------------
                                    Thomas E. Chaplin
                                    Chief Executive Officer





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                             PRIORITY INTERNATIONAL
                             COMMUNICATIONS, INC.

                             BY/s/ Wayne Wright
                               -------------------------------------------------
                                     Wayne Wright, President

                             PIC RESOURCES CORP.

                             BY/s/ Wayne Wright
                               -------------------------------------------------
                                    Wayne Wright, President

                             SHAREHOLDERS

                             /s/ Wayne Wright
                             ---------------------------------------------------
                                    Wayne Wright

                             /s/ Bonner Hardegree
                             ---------------------------------------------------
                                    Bonner Hardegree

                             ATN COMMUNICATIONS, INC.

                             BY/s/ Wayne Wright
                               -------------------------------------------------
                                    Wayne Wright, CEO











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